Exhibit 4.1

··'· � • : i ·' .·.• vEr . · ' · A . ' · . · . """· � ' . . • INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS CERTIFICATE NUMBER NOPARVALUE CLl \ SS A ORDINARY SHARES SHARES CUSIPNO. ,,.,, · - · t THIS CERTIFIES THAT SPECIMEN * * Is THE OwNER OF FULLY PAID AND NON - ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES NO PAR VALUE EACH OF HAMA INTELLIGENCE LIMITED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. DATED : COUNTERSIGNED AND REGISTERED: TRANSHARE CORPORATION Transfer Agent By Authorized Signature HO WING SUM Director CHEUNG WAI TING Director Bayside Center 1 , 17755 N. US Highway 19, Suite 140 , Clearwater , FL 33764 303.662.1112